UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2021

Severn Bancorp, Inc.

(Exact name of the registrant as specified in its charter)

Maryland	000-49731	52-1726127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Westgate Circle, Suite 200
Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

410-260-2000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SVBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

A special meeting of shareholders of Severn Bancorp, Inc. (the “Company”) was held on October 22, 2021 (the “Special Meeting”). The proposals listed below were submitted to a vote of the shareholders of the Company. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on September 16, 2021. The final results of the shareholder votes were as set forth below. Each proposal was approved by the shareholders of the Company.

Proposal 1 – Approval of the Merger Agreement and Merger.

The shareholders of the Company approved the Agreement and Plan of Merger, dated as of March 3, 2021 (the “Merger Agreement”), by and between Shore Bancshares, Inc. (“Shore”) and the Company, pursuant to which the Company will merge with and into Shore, with Shore as the surviving corporation (the “merger proposal”). The vote on the merger proposal was as follows:

For	10,350,910
Against	151,592
Abstain	227
Broker non-votes	–

Proposal 2 – Approval of the Compensation Proposal

The shareholders of the Company approved an advisory, non-binding proposal to approve the compensation payable to the named executive officers of the Company in connection with the merger (the “compensation proposal”). The vote on the compensation proposal was as follows:

For	10,122,054
Against	262,321
Abstain	118,354
Broker non-votes	–

Proposal 3 – Approval of Adjournment of Special Meeting

The shareholders of the Company approved the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal (the “adjournment proposal”), but the adjournment was not necessary in light of the approval of the merger proposal. The vote on the adjournment proposal was as follows:

For	10,157,571
Against	268,690
Abstain	76,467
Broker non-votes	–

Item 7.01	Regulation FD Disclosure

On October 22, 2021, the Company and Shore issued a joint press release announcing that, at special meetings of their respective shareholders held on October 22, 2021, Shore’s shareholders approved the merger proposal and the issuance of shares of Shore’s common stock to Company shareholders pursuant to the Merger Agreement, and the Company’s shareholders approved the merger proposal and the compensation proposal. Subject to customary closing conditions, the merger is expected to be consummated effective as of October 31, 2021. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

Information contained in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit

Number

99.1	Press release, dated October 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEVERN BANCORP, INC.

DATE: October 22, 2021	By:	/s/ Alan J. Hyatt
Alan J. Hyatt
Chairman, President and Chief Executive Officer